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                                                                    Exhibit 4(a)


                              MANAGEMENT AGREEMENT


     AGREEMENT, made as of the _____ day of __________, 2000, by and between MASTER MID CAP GROWTH TRUST, a Delaware business trust (hereinafter referred to as the "Trust"), and FUND ASSET MANAGEMENT, L.P., a Delaware limited partnership (the "Manager").

                                  WITNESSETH:
                                  ----------

     WHEREAS, the Trust intends to engage in business as an open-end diversified management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

     WHEREAS, the Manager is engaged principally in rendering management and investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust desires to retain the Manager to render management and investment advisory services to the Trust in the manner and on the terms hereinafter set forth; and

     WHEREAS, the Manager is willing to provide management and investment advisory services to the Trust on the terms and conditions hereinafter set forth; and

     WHEREAS, the Trust serves as the "master" portfolio for one or more "feeder" funds (each, a "Fund") that invest all of their assets in the Trust and that have the same investment objective and policies as the Trust.

     NOW, THEREFORE, in consideration of the promises and the covenants hereinafter contained, the Trust and the Manager hereby agree as follows:

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                                   ARTICLE I
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                              Duties of the Manager
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     The Trust hereby employs the Manager to act as a manager and investment adviser of the Trust and to furnish, or arrange for affiliates to furnish, the management and investment advisory services described below, subject to the policies of, review by and overall control of the Board of Trustees of the Trust, for the period and on the terms and conditions set forth in this Agreement. The Manager hereby accepts such employment and agrees during such period, at its own expense, to render, or arrange for the rendering of, such services and to assume the obligations herein set forth for the compensation provided for herein. The Manager and its affiliates shall for all purposes herein be deemed to be independent contractors and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed agents of the Trust.

     (a) Management Services. The Manager shall perform (or arrange for the
         -------------------
performance by affiliates of) the management and administrative services necessary for the operation of the Trust. It is understood that the Manager or its affiliates may enter into separate agreements with each Fund for the provision of management and administrative services necessary for the operation of each Fund. The Manager shall provide the Trust with office space, facilities, equipment and necessary personnel and such other services as the Manager, subject to review by the Board of Trustees, shall from time to time determine to be necessary or useful to perform its obligations under this Agreement. The Manager shall also, on behalf of the Trust, conduct relations with custodians, depositories, transfer agents, dividend disbursing agents, other shareholder servicing agents, pricing agents, accountants, attorneys, underwriters, brokers and dealers, corporate fiduciaries, insurers, banks and such other persons in any such other capacity

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deemed to be necessary or desirable. The Manager shall generally monitor the
Trust's compliance with investment policies and restrictions as set forth in the current registration statement relating to the Trust under the Investment Company Act (the "Registration Statement"). The Manager shall make reports to the Board of Trustees of its performance of obligations here under and furnish advice and recommendations with respect to such other aspects of the business and affairs of the Trust as it shall determine to be desirable.

     (b) Investment Advisory Services. The Manager shall provide (or arrange for
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the provision by affiliates of) the Trust with such investment research, advice and supervision as the latter may from time to time consider necessary for the proper supervision of the assets of the Trust, shall furnish continuously an investment program for the Trust and shall determine from time to time which securities shall be purchased, sold or exchanged and what portion of the assets of the Trust shall be held in the various securities and other financial instruments in which the Trust invests and the portion of the assets of the Trust that shall be held in cash, subject always to the restrictions set forth in the Declaration of Trust and the By-Laws of the Trust, as amended from time to time, the provisions of the Investment Company Act and the statements relating to the Trust's investment objectives, investment policies and investment restrictions as the same are set forth in the Registration Statement. The Manager shall make decisions for the Trust as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Trust's portfolio securities shall be exercised. Should the Board of Trustees at any time, however, make any definite determination as to investment policy and notify the Manager thereof in writing, the Manager shall be bound by such determination for the period, if any, specified in such notice or until similarly notified that such determination has been revoked. The Manager shall take, on behalf of the Trust, all actions which it deems necessary to

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implement the investment policies determined as provided above and, in particular, to place all orders for the purchase or sale of portfolio securities for the Trust's account with brokers or dealers selected by it, and to that end, the Manager is authorized as the agent of the Trust to give instructions to the Custodian of the Trust as to deliveries of securities and payments of cash for the account of the Trust. In connection with the selection of such brokers or dealers and the placing of such orders with respect to assets of the Trust, the Manager is directed at all times to seek to obtain execution and prices within the policy guidelines determined by the Board of Trustees as set forth in the Registration Statement. Subject to this requirement and the provisions of the Investment Company Act, the Securities Exchange Act of 1934, as amended, and other applicable provisions of law, the Manager may select brokers or dealers with which it or the Trust is affiliated.

     (c) Affiliated Sub-Advisers. In carrying out its responsibilities
         -----------------------
hereunder, the Manager may employ, retain or otherwise avail itself of the services of other persons or entities including without limitation, affiliates of the Manager, on such terms as the Manager shall determine to be necessary, desirable or appropriate. However, if the Manager chooses to retain or avail itself of the services of another person or entity to manage assets of the Trust, such other person or entity must be (i) an affiliate of the Manager, (ii) retained at the Manager's own cost and expense, and (iii) retained subject to the requirements of Section 15 of the Investment Company Act. Retention of one or more affiliated sub-advisers, or the employment or retention of other persons or entities to perform services, shall in no way reduce the responsibilities or obligations of the Manager under this Agreement and the Manager shall be responsible for all acts and omissions of such affiliated sub-advisers, or other persons or entities, in connection with the performance of the Manager's duties hereunder.

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     (d) Notice Upon Change in Partners of the Manager. The Manager is a limited
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partnership and its limited partner is Merrill Lynch & Co., Inc. and its general partner is Princeton Services, Inc. The Manager will notify the Trust of any change in the membership of the partnership within a reasonable time after such change.

                                   ARTICLE II
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                       Allocation of Charges and Expenses
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     (a) The Manager. The Manager assumes and shall pay, or cause its affiliates
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to pay, for maintaining the staff and personnel necessary to perform its obligations under this Agreement, and shall at its own expense, provide the office space, facilities, equipment and necessary personnel which it is obligated to provide under Article I. The Manager shall pay, or cause its affiliates to pay, compensation of all officers of the Trust and all Trustees of the Trust who are affiliated persons of the Manager or any sub-adviser, or an affiliate of the Manager or any sub-adviser.

     (b) The Trust. The Trust assumes and shall pay or cause to be paid all
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other expenses of the Trust, including, without limitation: taxes, expenses for legal and auditing services, costs of printing proxies, stock certificates, shareholder reports and Registration Statements, charges of the custodian, any sub-custodian and transfer agent, expenses of portfolio transactions, expenses of redemption of shares, Securities and Exchange Commission fees, expenses of registering the shares under Federal, state and foreign laws, fees and actual out-of-pocket expenses of all Trustees of the Trust who are not affiliated persons of the Manager or any sub-adviser, or of an affiliate of the Manager or any sub-adviser, accounting and pricing costs (including the daily calculation of the net asset value), insurance and interest, brokerage costs, litigation and other extraordinary or non-recurring expenses, and other expenses properly payable by the Trust. It

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also is understood that if the Manager or any of its affiliates provide accounting services to the Trust, the Trust will reimburse the Manager and its affiliates for their costs incurred in providing accounting services to the Trust.

                                  ARTICLE III
                                  -----------
                           Compensation of the Manager
                           ---------------------------

     (a) Management Fee. For the services rendered, the facilities furnished and
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expenses assumed by the Manager, the Trust shall pay to the Manager at the end of each calendar month a fee based on the average daily value of the net assets of the Trust at the annual rate of 0.60 of 1.0% of the average daily net assets of the Trust commencing on the day following effectiveness hereof, as determined and computed in accordance with the description of the determination of net asset value contained in the Registration Statement of the Trust. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for that part of the month this Agreement is in effect shall be prorated in a manner consistent with the calculation of the fee as set forth above. Subject to the provisions of subsection (b) hereof, payment of the Manager's compensation for the preceding month shall be made as promptly as possible after completion of the computations contemplated herein. During any period when the determination of net asset value is suspended by the Board of Trustees, the net asset value of a share as of the last business day prior to such suspension shall for this purpose be deemed to be the net asset value at the close of each succeeding business day until it is again determined.

     (b) Expense Limitations. In the event the operating expenses of the Trust,
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including amounts payable to the Manager pursuant to subsection (a) hereof, for any fiscal year ending on a date on which this Agreement is in effect exceed the expense limitations applicable to the Trust imposed by applicable state securities laws or regulations thereunder, as such limitations may be

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raised, lowered or waived from time to time, the Manager shall reduce its management and investment advisory fee by the extent of such excess and, if required pursuant to any such laws or regulations, will reimburse the Trust in the amount of such excess; provided, however, to the extent permitted by law, there shall be excluded from such expenses the amount of any interest, taxes, brokerage fees and commissions, distribution fees and extraordinary expenses (including but not limited to legal claims and liabilities and litigation costs and any indemnification related thereto) paid or payable by the Trust. Whenever the expenses of the Trust exceed a pro rata portion of the applicable annual expense limitations, the estimated amount of reimbursement under such limitations shall be applicable as an offset against the monthly payment of the fee due to the Manager. Should two or more such expense limitations be applicable as at the end of the last business day of the month, that expense limitation which results in the largest reduction in the Manager's fee shall be applicable.

                                   ARTICLE IV
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                     Limitation of Liability of the Manager
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     The Manager shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in the management of the Trust, except for willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. As used in this Article IV, the term "Manager" shall include any affiliates of the Manager performing services for the Trust contemplated hereby and the partners, directors, officers and employees of the Manager and such affiliates.

                                   ARTICLE V
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                            Activities of the Manager
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     The services of the Manager to the Trust are not to be deemed to be exclusive: the Manager and any person controlled by or under common control with the Manager (for purposes of this Article V referred to as "affiliates") are free to render services to others. It is understood that the Board of Trustees, officers, employees and shareholders of the Trust are or may become interested in the Manager and its affiliates, as directors, officers, employees, partners, and shareholders or otherwise and that directors, officers, employees, partners, and shareholders of the Manager and its affiliates are or may become similarly interested in the Trust, and that the Manager and directors, officers, employees, partners, and shareholders of its affiliates may become interested in the Trust as shareholders or otherwise.

                                   ARTICLE VI
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                   Duration and Termination of this Agreement
                   ------------------------------------------

     This Agreement shall become effective as of the date first above written and shall remain in force for a period of two years thereafter and thereafter continue from year to year, but only so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of the Trust, and (ii) a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

     This Agreement may be terminated at any time, without the payment of any penalty, by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Trust, or by the Manager, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

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                                  ARTICLE VII
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                          Amendments of this Agreement
                          ----------------------------

     This Agreement may be amended by the parties only if such amendment is specifically approved by the vote of the Trustees of the Trust, including a majority of those Trustees who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval and, when required by the Investment Company Act, by the vote of a majority of the outstanding voting securities of the Trust.

                                  ARTICLE VIII
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                          Definitions of Certain Terms
                          ----------------------------

     The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person", when used in this Agreement, shall have the respective meanings specified in the Investment Company Act and the rules and regulations thereunder, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under said Act.

                                   ARTICLE IX
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                                  Governing Law
                                  -------------

         This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the Investment Company Act. To the extent that the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

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         IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Agreement as of the date first above written.

                           MASTER MID CAP GROWTH TRUST


                           By:
                              -----------------------------------
                              Title:




                           FUND ASSET MANAGEMENT, L.P.



                           By:  PRINCETON SERVICES, INC.,
                                General Partner



                           By:
                              -----------------------------------
                              Title:


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